As filed with the Securities and Exchange Commission on June 8, 1999
                                    Registration Nos. 333-74473 and 333-74473-01

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                    FORM S-3/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              THE FINOVA GROUP INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Delaware                                            86-0695381
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                           FINOVA CAPITAL CORPORATION
             (Exact Name of Registrant As Specified in Its Charter)

            Delaware                                            94-1278569
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrants' Principal Executive Offices)

                              Samuel L. Eichenfield
                 Chairman, President and Chief Executive Officer
                              The FINOVA Group Inc.
                           FINOVA Capital Corporation
                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)

                  Please send copies of all communications to:

     Richard Lieberman                                 Paul C. Pringle
      Vice President -                                 Brown & Wood LLP
 Associate General Counsel                          555 California Street
   The FINOVA Group Inc.                    San Francisco, California 94104-1715
 1850 North Central Avenue                               (415) 772-1200
     P.O. Box 2209
Phoenix, Arizona 85002-2209
     (602) 207-6900

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                   Proposed Maximum    Proposed Maximum
Title Of Securities               Amount To Be   Aggregate Price Per  Aggregate Offering       Amount Of
 To Be Registered                 Registered(1)         Unit             Price(1)(2)      Registration Fee(3)
------------------------------------------------------------------------------------------------------------

Debt Securities(4)            |
----------------------------  |
Common Stock - par value      |
$.01 per share(5)(6)          |
----------------------------  |
Preferred Stock - par value   |
$.01 per share(7)             |-- $3,000,000,000          (2)            $3,000,000,000        $834,000 (10)
----------------------------  |
Depositary Shares(8)          |
----------------------------  |
Warrants(9)                   |
----------------------------  |
============================================================================================================

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $3,000,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(4) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, by the Registrants.
(5) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time, by the Registrants, including shares of other classes or series of the Registrants' stock that may be issued upon reclassification of unissued, authorized stock of the Registrants. There also is being registered hereunder an indeterminate number of shares of common stock, including shares of other classes or series of the Registrants' stock that may be issued upon reclassification of unissued, authorized stock of the Registrants, as may be issuable upon conversion of the debt securities or the preferred stock or upon exercise of warrants registered hereby.
(6) Includes the preferred stock purchase rights of The FINOVA Group Inc. which initially are attached to and trade with the shares of common stock of The FINOVA Group Inc. being registered hereby. The value attributable to such Rights, if any, is reflected in the market price of such common stock.
(7) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time, by the Registrants. There also is being registered hereunder an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants registered hereby.
(8) Subject to footnote 1, there is being registered hereunder an indeterminate number of depositary shares as may be sold from time to time, by the Registrants.
(9) Subject to footnote 1, there is being registered hereunder an indeterminate number of warrants representing rights to purchase shares of common stock or preferred stock of the Registrants, including shares of other classes or series of the Registrants' stock that may be issued upon reclassification of unissued, authorized stock of such Registrants, as the case may be, registered hereby.

(10) A registration fee of $834,000 was previously paid with respect to this Registration Statement.


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED June 8, 1999


Prospectus                                                         [FINOVA Logo]
----------
                          [The FINOVA Group Inc. logo]
                        [FINOVA Capital Corporation logo]

By this prospectus, we may offer up to
$3,000,000,000 of our:

DEBT SECURITIES                           We will provide the specific  terms of
COMMON STOCK (including, for The these securities in supplements to FINOVA Group Inc., Rights to Purchase this prospectus. You should read this Junior Participating Preferred Stock) prospectus and the supplements
PREFERRED STOCK                           carefully before you invest.
DEPOSITARY SHARES
WARRANTS

FINOVA Capital Corporation is a wholly We may offer the securities directly owned subsidiary of The FINOVA Group or through underwriters, agents or
Inc.                                      dealers. The supplement will describe
                                          the    terms   of   that    plan   of
                                          distribution.  "Plan of Distribution"
                                          below also provides more  information
                                          on this topic.


These   securities   have   not   been
approved or  disapproved by the SEC or
any state securities commission.  None
of those  authorities  has  determined
that this  prospectus  is  accurate or
complete.  Any  representation  to the
contrary is a criminal offense.



                 The date of this prospectus is __________, 1999

                      WHERE YOU CAN FIND MORE INFORMATION

   The  FINOVA  Group  Inc.   ("FINOVA    *  Portions of the Proxy Statement on
Group") and FINOVA Capital Corporation       Schedule  14A for  FINOVA  Group's
("FINOVA    Capital")   file   annual,       Annual  Meeting  of   Shareholders
quarterly and current  reports,  proxy       held on May  13,  1999  that  have
and  information  statements and other       been   incorporated  by  reference
information with the SEC. You may read       into our 10-K.
and copy any  document  we file at the
SEC's  public  reference  rooms at 450    *  Quarterly  Reports on Form 10-Q of
Fifth Street, N.W.,  Washington,  D.C.       FINOVA  Group and  FINOVA  Capital
20549.   Please   call   the   SEC  at       for the  quarter  ended  March 31,
1-800-SEC-0330 for more information on       1999.
the  public  reference  room and their
copy charges. Our SEC filings are also    *  Current  Reports  on  Form  8-K of
available to the public from the SEC's       FINOVA  Group  dated  January  14,
web site at http://www.sec.gov,  which       March  22,  April  14,  and May 6,
may also be  available on our web site       1999.
at http://www.finova.com. You may also
inspect  our  SEC  reports  and  other    *  Current  Reports  on  Form  8-K of
information  at  the  New  York  Stock       FINOVA  Capital  dated January 15,
Exchange,  20 Broad Street,  New York,       and May 10, 1999.
New York 10005.
                                          *  Schedules 13-D of FINOVA Group and
   The SEC  allows us to  "incorporate       FINOVA  Capital  dated  January 6,
by reference" the  information we file       1999.
with them, which means we can disclose
information to you by referring you to       You may  request  a copy  of  those
those      documents.      Information    filings   or  any  other   information
incorporated  by  reference is part of    incorporated   by  reference  in  this
this  prospectus.   Later  information    prospectus,  including  exhibits.  You
filed   with  the  SEC   updates   and    may  do so  orally  or in  writing  by
supersedes this prospectus.               contacting us at:

   We  incorporate  by  reference  the       Treasurer
documents  listed below and any future       The FINOVA Group Inc.
filings   made   with  the  SEC  under       1850 North Central Avenue
Sections 13(a),  13(c), 14 or 15(d) of       P.O. Box 2209
the  Securities  Exchange  Act of 1934       Phoenix, Arizona 85002-2209
until this offering is completed:            (602) 207-6900

* Annual  Reports  on  Form  10-K  of     We will provide that information at no
  FINOVA Group and FINOVA Capital for     charge to you.
  the year ended  December  31,  1998
  and all amendments thereto.

                                 THE COMPANIES

   FINOVA Group is a financial value-added services enable us to services holding company. Through our differentiate ourselves from our
principal subsidiary,  FINOVA Capital,    competitors.    That   expertise   and
we provide a broad range of financing ability also enable us to command and capital market products to pricing that provides a satisfactory
mid-size  business.  We concentrate on    spread over our borrowing costs.
lending to mid-size businesses. FINOVA
Capital  has  been in  operation since    We seek to maintain a high  quality
1954.                                     portfolio and to minimize  non-earning
                                          assets and write-offs.  We use clearly
   We extend revolving credit defined underwriting criteria and facilities, term loans, and equipment stringent portfolio management and real estate financing primarily to techniques. We diversify our lending "middle-market" businesses with activities geographically and among a financing needs falling generally range of industries, customers and
between $100,000 and $35 million.         loan products.

   We operate in 20 specific  industry       Due   to  the   diversity   of  our
or market  niches  under three  market    portfolio,  we  believe  we are better
groups. We selected those groups able to manage competitive changes in because our expertise in evaluating our markets and to withstand the the creditworthiness of prospective impact of deteriorating economic customers and our ability to provide conditions on a regional or national
basis.  There  can  be  no  assurance,          transaction   sizes  range  from
however,   that  competitive  changes,          $100,000  to $1 million  and are
borrowers'    performance,    economic          made  to  small   and   mid-size
conditions  or other  factors will not          businesses   with  annual  sales
result  in an  adverse  impact  on our          under $10 million.
results  of  operations  or  financial
condition.                                   *  REDISCOUNT     FINANCE    offers
                                                revolving  credit  facilities to
   We generate interest,  leasing, fee          the independent consumer finance
and  other  income   through   charges          industry     including    sales,
assessed on  outstanding  loans,  loan          automobile, mortgage and premium
servicing,   leasing,   brokerage  and          finance    companies.    Typical
other activities. Our primary expenses          transaction  sizes range from $1
are the costs of funding  our loan and          million to $35 million.
lease  business,   including  interest
paid on debt,  provisions  for  credit    SPECIALTY FINANCE
losses,  marketing expenses,  salaries
and employee  benefits,  servicing and       *  COMMERCIAL   EQUIPMENT   FINANCE
other  operating  expenses  and income          offers equipment  leases,  loans
taxes.                                          and  "turnkey"  financing  to  a
                                                broad     range    of    midsize
BUSINESS GROUPS                                 companies.   Specialty   markets
                                                include the  corporate  aircraft
   We operate the following  principal          and emerging  growth  technology
lines of business  under three  market          industries,            primarily
groups:                                         biotechnology  and  electronics.
                                                Typical  transaction sizes range
   COMMERCIAL FINANCE                           from $500,000 to $15 million.

   *  BUSINESS      CREDIT      offers       *  COMMUNICATIONS           FINANCE
      collateral-oriented    revolving          specializes in term financing to
      credit facilities and term loans          advertising    and   subscriber-
      for manufacturers, distributors,          supported  businesses  including
      wholesalers      and     service          radio  and  television stations,
      companies.  Typical  transaction          cable     operators,     outdoor
      sizes range from  $500,000 to $3          advertising      firms       and
      million.                                  publishers.  Typical transaction
                                                sizes  range  from $1 million to
   *  COMMERCIAL   SERVICES  (formerly          $40 million.
      Factoring Services)  offers full
      service  factoring  and accounts
      receivable  management  services       *  FRANCHISE     FINANCE     offers
      for  entrepreneurial  and larger          equipment,   real   estate   and
      firms,  primarily in the textile          acquisition     financing    for
      and  apparel   industries.   The          operators     of     established
      annual  factored volume of these          franchise concepts.  Transaction
      companies is  generally  between          sizes   generally   range   from
      $5 million and $25 million. This          $500,000 to $15 million.
      line      provides      accounts
      receivable  financing  and loans       *  HEALTHCARE FINANCE offers a full
      secured  by  equipment  and real          range   of   working    capital,
      estate.                                   equipment    and   real   estate
                                                financing  products for the U.S.
   *  CORPORATE   FINANCE  provides  a          health      care       industry.
      full range of cash flow-oriented          Transaction    sizes   typically
      and    asset-based    term   and          range  from   $500,000   to  $25
      revolving   loan   products  for          million.
      manufacturers,      wholesalers,
      distributors,          specialty       *  PORTFOLIO    SERVICES   provides
      retailers  and   commercial  and          customized  receivable servicing
      consumer   service   businesses.          and  collections  for time-share
      Typical  transaction sizes range          developers and other  generators
      from $2 million to $35 million.           of consumer receivables.

   *  DISTRIBUTION  & CHANNEL  FINANCE       *  PUBLIC     FINANCE      provides
      (formerly   Inventory   Finance)          tax-exempt   term  financing  to
      provides  inbound  and  outbound          state  and  local   governments,
      inventory  financing,   combined          non-profit    corporations   and
      inventory/accounts    receivable          entities    using     industrial
      lines  of  credit  and  purchase          revenue  or  development  bonds.
      order  financing  for  equipment          Typical  transaction sizes range
      distributors,        value-added          from $100,000 to $5 million.
      resellers       and      dealers
      nationwide.   Transaction  sizes       *  RESORT   FINANCE    focuses   on
      generally range from $500,000 to          construction,   acquisition  and
      $30 million.                              receivables     financing     of
                                                timeshare   resorts   worldwide,
   *  GROWTH     FINANCE      provides          second   home   communities  and
      collateral-based working capital          fractional   interest   resorts.
      financing  primarily  secured by
      accounts   receivable.   Typical

      Typical transaction sizes  range          automobiles  and other  consumer
      from $5 million to $35 million.           products.

   *  SPECIALTY  REAL  ESTATE  FINANCE       *  MEZZANINE    CAPITAL    provides
      provides senior term acquisition          senior and subordinated  secured
      and bridge/interim loans from $5          term   loans  to   small,   fast
      million  to $30  million or more          growing  companies  in  a  broad
      for hotel and resort  properties          range  of  industries  that  are
      in  the  U.S.,  Canada  and  the          located  in the U.S.  and Canada
      Caribbean.      Through     this          for  expansions,   acquisitions,
      division, we also provide equity          buy-outs  and  other   strategic
      investments  in  credit-oriented          ventures.   Typical  transaction
      real estate sale leasebacks.              sizes  range  from $1 million to
                                                $5 million.
   *  TRANSPORTATION   FINANCE  struc-
      tures equipment  loans,  leases,       *  HARRIS  WILLIAMS  & CO  provides
      acquisition     financing    and          merger and acquisition  advisory
      leveraged      lease      equity          services targeting middle market
      investments  for  commercial and          businesses.
      cargo    airlines     worldwide,
      railroads and operators of other       Both    FINOVA   Group  and  FINOVA
      transportation           related    Capital   are  Delaware  corporations.
      equipment. Typical transaction FINOVA Group was incorporated in 1991 sizes range from $5 million to to serve as the successor to The Dial $30 million. Through FINOVA Corp's financial services businesses.
      Aircraft  Investors LLC,  FINOVA    Dial  transferred  those businesses to
      also seeks to use its market FINOVA Group in March 1992 in a expertise and industry presence spin-off. Since that time, FINOVA
      to purchase,  upgrade and resell    Group has   increased its total assets
      used commercial aircraft.           from  $2.6  billion  at  December  31,
                                          1992  to $10.4 billion at December 31,
CAPITAL MARKETS                           1998.    Income     from    continuing
                                          operations    increased   from   $36.8
   * REALTY CAPITAL specializes million in 1992 to $160.3 million in in providing capital markets- 1998. We believe FINOVA Group ranks funded commercial real among the largest independent estate financing products and commercial finance companies in the commercial mortgage banking U.S., based on total assets. The services. Typical transaction common stock of FINOVA Group is
      sizes  range  from $1 million to    traded   on   the   New   York   Stock
      $5 million.                         Exchange.

   *  INVESTMENT    ALLIANCE  provides       FINOVA Capital was  incorporated in
      equity and debt financing 1965 and is the successor to a for midsize businesses in California corporation that was formed partnership with institutional in 1954. All of FINOVA Capital's investors and selected fund capital stock is owned by FINOVA
      sponsors.  Typical   transaction    Group.
      sizes range from  $2  million to
      $15 million.                           Our principal executive offices are
                                          located at 1850 North Central  Avenue,
   *  LOAN   ADMINISTRATION   provides    P.O.   Box  2209,   Phoenix,   Arizona
      in-house     servicing       for    85002-2209.  Our  telephone  number is
      FINOVA's     commercial     loan    (602) 207-6900.
      products  as well  as  servicing
      and    subservicing   of   other
      mortgage  and  consumer   loans,
      including    residential    real
      estate,       mobile      homes,

                        SELECTED FINANCIAL INFORMATION

   The   following   information   was    statements and other  information that
derived from FINOVA Group's  financial    we have  filed  with  the SEC. We have
statements. The information is only a restated the financial information summary and does not provide all of through 1998 as noted more fully in the information contained in our Note T to the financial statements financial statements, including the for the year ended December 31, 1998. related notes, and Management's Prior year amounts have also been Discussion and Analysis. Those items reclassified to conform to the 1998 are part of our Annual Reports on Form presentation and to reflect a 2-for-1
10-K/A and  Quarterly  Reports on Form    stock split in 1997.
10-Q.  You  should  read our financial

                                  For the Three
                                   Months Ended
                                     March 31,                    As of and for the Year Ended December 31,
                             -----------------------   -------------------------------------------------------------
                                 1999         1998        1998         1997         1996         1995         1994
                                 ----         ----        ----         ----         ----         ----         ----
                                                     Dollars in thousands, except per share data)
OPERATIONS:
Income earned from
 financing transactions     $   273,075  $   232,833  $ 1,007,773  $   879,763  $   756,996  $   673,194  $   458,411
Interest margins earned         124,666      105,383      459,515      392,124      329,107      280,788      211,419
Volume-based fees                12,735       22,156       77,723       39,378       28,588       21,204       10,796
Provision for credit losse        9,500        9,500       82,200       69,200       41,751       39,568       10,439
Gains on disposal of assets      12,370        1,525       27,912       30,333       12,562       10,490        3,877
Income from continuing
 operations                      50,057       39,741      160,341      137,910      117,968       95,621       75,470
Net income                       50,057       39,741      160,341      137,910      118,475       97,060       76,013

Basic earnings from
 continuing operations
 per share                         0.89         0.71         2.87         2.53         2.16         1.75         1.52
Basic earnings per share           0.89         0.71         2.87         2.53         2.17         1.78         1.53
Basic adjusted weighted
 average outstanding
 shares(1)                   56,294,000   56,138,000   55,946,000   54,405,000   54,508,000   54,633,000   49,765,000

Diluted earnings from
 continuing operations
 per share                  $      0.83  $      0.67  $      2.70  $      2.40  $      2.10  $      1.72  $      1.50
Diluted earnings per share         0.83         0.67         2.70         2.40         2.11         1.75         1.51
Diluted adjusted weighted
 average shares(1)           61,318,000   61,079,000   60,705,000   59,161,000   56,051,000   55,469,000   50,436,000
Dividends declared per
 common share               $      0.16  $      0.14  $      0.60  $      0.52  $      0.46  $      0.42  $      0.37

FINANCIAL POSITION:
Investment in financing
 transactions               $11,086,016  $ 8,689,238  $10,020,221  $ 8,420,462  $ 7,318,919  $ 6,364,189  $ 5,354,626
Nonaccruing assets              228,416      195,267      205,233      187,356      155,505      143,127      149,046
Reserve for credit losses       238,277      175,967      207,618      177,088      148,693      129,077      110,903
Total assets                 11,730,347    9,037,349   10,441,236    8,724,626    7,538,456    7,045,547    5,831,327
Total debt                    9,327,137    7,115,327    8,394,578    6,764,581    5,850,223    5,649,368    4,573,354

Company-obligated
 mandatory redeemable
 convertible preferred
 securities of subsidiary
 trust solely holding con-
 vertible debentures of
 FINOVA Group
 ("TOPrS")                      111,550      111,550      111,550      111,550      111,550
Shareowners' equity           1,557,612    1,128,594    1,167,231    1,092,254      936,085      829,040       773,547

------------
(1) Adjusted to reflect a 2-for-1 stock split on October 1, 1997.

                    RATIO OF INCOME TO TOTAL FIXED CHARGES

                  For the Three
                  Months Ended
                    March 31,            Year Ended December 31,
                  ------------    ------------------------------------
                  1999    1998    1998    1997    1996    1995    1994
                  ----    ----    ----    ----    ----    ----    ----
FINOVA Group      1.63x   1.60x   1.55x   1.54x   1.51x   1.45x   1.59x
FINOVA Capital    1.63x   1.60x   1.55x   1.54x   1.51x   1.45x   1.59x


    RATIO OF INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                 For the Three
                 Months Ended
                   March 31,             Year Ended December 31,
                 ------------     -------------------------------------
                 1999    1998     1998    1997    1996    1995    1994
                 ----    ----     ----    ----    ----    ----    ----
FINOVA Group     1.61x   1.58x    1.53x   1.51x   1.51x   1.45x   1.59x
FINOVA Capital   1.63x   1.60x    1.55x   1.54x   1.51x   1.45x   1.59x

Variations in interest rates generally computing the above ratios, consists do not have a substantial impact on of income from continuing operations the ratio because fixed-rate and before income taxes plus fixed floating-rate assets are generally charges. Fixed charges consist of matched with liabilities of similar interest and related debt expense, and rate and term. Income available for a portion of rental expense determined
fixed   charges,   for   purposes   of    to be representative of interest.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Certain    statements    in    this        competitive   without  sacrificing
prospectus  and  any  supplements  are        prudent  lending  standards. Doing
"forward-looking," in that they do not        business   under  those  standards
discuss  historical  fact but  instead        becomes  more  difficult, however,
note future expectations, projections,        when  competitors offer  financing
intentions or other items  relating to        with less  stringent  criteria. We
the  future.   These   forward-looking        seek  to  maintain  credit quality
statements   include   those  made  in        at the risk  of growth  in assets,
documents    incorporated    in   this        if necessary.
prospectus by reference.
                                           *  The  cost of   our  capital.  That
   Forward-looking    statements   are        cost  depends  on   many  factors,
subject  to known and  unknown  risks,        some  of  which   are  beyond  our
uncertainties  and other  factors that        control,  such  as  our  portfolio
may  cause  our   actual   results  or        quality,  ratings,  prospects  and
performance to differ  materially from        outlook.
those      contemplated     by     the
forward-looking  statements.  Many  of     *  Changes       in        government
those factors are noted in conjunction        regulations,    tax    rates   and
with  the  forward-looking  statements        similar   matters.   For  example,
in  the  text. Other important factors        government    regulations    could
that could  cause  actual  results  to        significantly  increase  the  cost
differ include:                               of  doing   business    or   could
                                              eliminate certain  tax  advantages
 *  The  results  of  our  efforts  to        of    some   of    our   financing
    implement  our  business strategy.        products.
    Failure  to  fully  implement  our
    business  strategy   might  result     *  Necessary  technological  changes,
    in decreased  market  penetration,        including those  addressing  "Year
    adverse   effects   on  results of        2000" data systems issues,  may be
    operations   and   other   adverse        more difficult,  expensive or time
    results.                                  consuming than anticipated.

 *  The     effect     of     economic     *  Costs or  difficulties  related to
    conditions  and  the   performance        integration of acquisitions.
    of    our    borrowers.   Economic
    conditions   in   general  or   in     *  Other   risks   detailed   in  our
    particular  market  segments could        other SEC reports or filings.
    impact   the   ability   of    our
    borrowers  to  operate  or  expand       We   do  not   intend   to   update
    their businesses, which might forward-looking information to reflect result in decreased performance actual results or changes in for repayment of their assumptions or other factors that obligations or reduce demand for could affect those statements. We
    additional  financing  needs.         cannot predict the risk  from reliance
                                          on    forward-looking   statements  in
 *  Actions  of  our  competitors  and    light of  the many  factors that could
    our  ability  to  respond to those    affect their accuracy.
    actions.   We   seek   to   remain

                                USE OF PROCEEDS

   We intend to use the net proceeds working capital, investment in from the sale of the securities for financing transactions and capital general corporate purposes. Those expenditures. We will describe in the purposes include the repayment or supplement any proposed use of
refinancing of debt,  acquisitions  in    proceeds   other   than  for   general
the   ordinary   course  of  business,    corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

DEBT SECURITIES                                 concerning  that series of debt.
                                                But to  change  the  payment  of
   The following  summary applies only          principal  or  interest,   every
to  the  debt   securities  of  FINOVA          holder  in  that   series   must
Capital.  If we issue debt  securities          consent.
of  FINOVA  Group,  we  will  describe
those  securities  and  the  indenture       *  FINOVA Capital may discharge the
under  which  they are  issued  in the          debt issued in any series at any
applicable supplement.                          time  by  depositing  sufficient
                                                funds  with the  trustee  to pay
   The  debt   securities   of  FINOVA          the  obligations  when due.  All
Capital  will be  issued  under one or          amounts  due to you on the  debt
more indentures between FINOVA Capital          would  be  paid  by the  trustee
and   one   or   more   U.S.   banking          from the deposited funds.
institutions   (a   "trustee").    The
indentures   may  but  need  not  have       *  If FINOVA  Capital fails to meet
separate   trustees   for  senior  and          its  obligations on the debt, it
subordinated  debt.  We will  list the          will be in default. Defaults for
trustee for each series of  securities          senior   debt   securities   are
in the applicable supplement.                   described on  pages 11 and 12 of
                                                this prospectus.
   The  following  summary  of certain
provisions  of the  indentures  is not    GENERAL
complete.   You  should  look  at  the
indenture   that   applies   to   your       The debt securities of FINOVA Group
offering   ("your   indenture").   The    and  FINOVA  Capital  offered  by this
indentures are filed as exhibits to prospectus will be limited to $3.0 the Registration Statement. To obtain billion principal amount. The a copy of your indenture, see "Where indentures do not limit the amount of You Can Find More Information" on page debt securities FINOVA Capital could
2.                                        offer  under them.  FINOVA Capital can
                                          issue debt  securities  in one or more
   All capitalized terms have the series, in each case as authorized by meanings specified in the indentures. us from time to time. Each series may differ  as  to  its  terms.  The  debt
GENERAL INDENTURE PROVISIONS THAT securities will be FINOVA Capital's APPLY TO SENIOR AND SUBORDINATED DEBT unsecured general obligations and may or may not be  subordinated  to FINOVA
   *  The indentures do  not limit the    Capital's other general  indebtedness.
      amount  of  debt   that   FINOVA    Those  that are not  subordinated  are
      Capital  may issue  nor  provide    called "senior debt  securities."  The
      holders  any  protection  should    others    are    "subordinated    debt
      there  be  a  highly   leveraged    securities."
      transaction     involving    our
      company. We may issue additional       The  supplement  will  address  the
      debt  securities   without  your    following    terms    of   the    debt
      consent.                            securities:

   *  If FINOVA  Capital  redeems debt       *  Their title.
      which  is  convertible  into its
      capital     stock    or    other       *  Any  limits  on  the   principal
      securities,    your   right   to          amounts to be issued.
      convert  that debt into  capital
      stock or other  securities  will       *  The dates on which the principal
      expire on the redemption date.            is payable.

   *  The  indentures   allow   FINOVA       *  The rates (which may be fixed or
      Capital    to    merge   or   to          variable)  at which  they  shall
      consolidate     with     another          bear interest, or the method for
      company,    or   sell   all   or          determining rates.
      substantially  all of its assets
      to  another  company.  If  these       *  The   dates   from   which   the
      events occur,  the other company          interest will accrue and will be
      will  be   required   to  assume          payable,   or  the   method   of
      FINOVA                 Capital's          determining those dates, and any
      responsibilities  on  the  debt,          record  dates  for the  payments
      and  FINOVA   Capital   will  be          due.
      released  from  all  liabilities
      and obligations.                       *  Any provisions  for  redemption,
                                                conversion  or exchange,  at our
   *  The   indentures  provide   that          option or  otherwise,  including
      holders  of a  majority  of  the          the periods, prices and terms of
      total  principal  amount  of the          redemption or conversion.
      debt  outstanding  in any series
      may   vote   to    change    our       *  Any  sinking   fund  or  similar
      obligations   or   your   rights          provisions, whether mandatory or
                                                at the  holder's  option,  along
      with  the  periods,  prices  and       OWNERSHIP OF THE GLOBAL SECURITIES;
      terms of redemption, purchase or    BENEFICIAL  OWNERSHIP.  So long as the
      repayment.                          depositary   or  its  nominee  is  the
                                          registered owner of a global security,
   * The amount or percentage payable that entity will be the sole holder of if we accelerate their maturity, the debt securities represented by if other than the principal that instrument. The trustee and we
      amount.                             are  only   required   to  treat   the
                                          depositary or its nominee as the legal
   *  Any  changes  to the  events  of    owner  of  those  securities  for  all
      default or  covenants  set forth    purposes under your indenture.
      in your indenture.
                                             Each  actual   purchaser   of  debt
   *  The terms of  subordination,  if    securities  represented  by  a  global
      any.                                security (a  "beneficial  owner") will
                                          not be  entitled  to receive  physical
   *  Whether   the   series   can  be    delivery of  certificated  securities,
      reopened.                           will not be  considered  the holder of
                                          those securities for any purpose under
   *  Any other terms  consistent with    your indenture,  and will  not be able
      your indenture.                     to transfer  or  exchange  the  global
                                          securities,  unless this prospectus or
   We may authorize and determine the the supplement provide to the terms of a series of debt securities contrary. As a result, each beneficial by resolution of our board of owner must rely on the procedures of directors or one of its committees or the depositary to exercise any rights through one or more supplemental of a holder under your indenture. In
indentures.                               addition,  if the beneficial  owner is
                                          not a direct or  indirect  participant
FORM OF DEBT SECURITIES                   in    the    depositary     (each    a
                                          "participant")  the  beneficial  owner
   The debt securities will be issued must rely on the procedures of the in registered form. Unless the participant through which it owns its
supplement  otherwise  provides,  debt    beneficial   interest  in  the  global
securities  will be  issued  as one or    security.
more  global  securities.  This  means
that we will not issue certificates to       The  laws  of  some   jurisdictions
each holder. We generally will issue require that certain purchasers of global securities in the total securities take physical delivery of principal amount of the debt the securities in certificated form. securities distributed in that series. Those laws and the above conditions We will issue debt securities only in may impair the ability to transfer denominations of $1,000 or integral beneficial interests in the global
multiples of that  amount,  unless the    securities.
supplement states otherwise.

                                          THE DEPOSITORY TRUST COMPANY
GLOBAL SECURITIES
                                             The    following    is   based   on
   IN  GENERAL.   Debt  securities  in    information   furnished   by  DTC  and
global form will be deposited with or applies to the extent it is the on behalf of a depositary. Global depositary, unless otherwise stated in
securities  are  represented by one or    a supplement:
more  global   certificates   for  the
series  registered  in the name of the       REGISTERED    OWNER.    The    debt
depositary   or  its   nominee.   Debt    securities  will be  issued  as  fully
securities in global form may not be registered securities in the name of transferred except as a whole among Cede & Co. (DTC's partnership the depositary, a nominee of or a nominee). One fully registered global successor to the depositary and any security generally will be issued for nominee of that successor. Unless each $200 million principal amount of otherwise identified in the debt securities. The trustee will supplement, the depositary will be The deposit the global securities with the
Depository Trust Company ("DTC").         depositary.  The deposit of the global
                                          securities    with    DTC    and   its
   NO DEPOSITARY OR GLOBAL SECURITIES. registration in the name of Cede & Co. If a depositary for a series is will not change the beneficial
unwilling  or  unable to  continue  as    ownership of the securities.
depositary,  and a  successor  is  not
appointed  by us  within  90 days,  we       DTC   ORGANIZATION.    DTC   is   a
will  issue  debt  securities  of that    limited-purpose      trust     company
series in definitive form in exchange organized under the New York Banking for the global security or securities Law, a "banking organization" within of that series. We also may determine the meaning of that law, a member of at any time in our discretion not to the Federal Reserve System, a use global securities for any series. "clearing corporation" within the In that event, we will issue debt securities in definitive form.

meaning   of  the  New  York   Uniform       NOTICES   AMONG   THE   DEPOSITARY,
Commercial Code and a "clearing PARTICIPANTS AND BENEFICIAL OWNERS. agency" registered under the Notices and other communications by provisions of Section 17A of the the depositary, its participants and Securities Exchange Act of 1934, as the beneficial owners will be governed
amended.                                  by arrangements among them, subject to
                                          any legal requirements in effect.
   DTC is  owned  by a  number  of its
direct  participants  and by  the  New       VOTING PROCEDURES.  Neither DTC nor
York Stock Exchange, Inc., the Cede & Co. will give consents for or American Stock Exchange, Inc. and the vote the global securities. The
National   Association  of  Securities    depositary  generally mails an omnibus
Dealers,   Inc.  Direct   participants    proxy to us just after the  applicable
include    securities    brokers   and    record date. That proxy assigns Cede &
dealers,   banks,   trust   companies,    Co.'s  consenting  or voting rights to
clearing   corporations   and  certain    the  direct   participants   to  whose
other   organizations   who   directly    accounts the  securities  are credited
participate  in DTC  (each  a  "direct    at that time.
participant").      Other     entities
("indirect  participants")  may access       PAYMENTS.  Principal  and  interest
DTC's system by clearing  transactions    payments  made by us will be delivered
through or maintaining a custodial to the depositary. DTC's practice is relationship with direct participants, to credit direct participants' either directly or indirectly. The accounts on the applicable payment rules applicable to DTC and its date unless it has reason to believe participants are on file with the SEC. it will not receive payment on that
                                          date.   Payments  by  participants  to
   DTC    ACTIVITIES.     DTC    holds    beneficial  owners will be governed by
securities that its participants standing instructions and customary deposit with it. DTC also facilitates practices, as is the case with the settlement among participants of securities held for customers in securities transactions, such as bearer form or registered in "street transfers and pledges, in deposited name." Those payments will be the securities through electronic responsibility of that participant, computerized book-entry changes in not the depositary, the trustee or us,
participant's   accounts.   Doing   so    subject to any legal  requirements  in
eliminates   the  need  for   physical    effect at that time.
movement of securities certificates.

                                             We are  responsible  for payment of
   PARTICIPANTS'  RECORDS.  Except  as    principal,  interest and  premium,  if
otherwise  provided in this prospectus    any,   to   the   trustee,    who   is
or a supplement, purchases of the debt responsible to pay it to the securities must be made by or through depositary. The depositary is direct participants, which will responsible for disbursing those
receive a credit for the securities on    payments to direct  participants.  The
the depositary's records. The participants are responsible for beneficial owner's ownership interest disbursing payments to the beneficial
is in  turn  to  be  recorded  on  the    owners.
direct  and   indirect   participants'
records.  Beneficial  owners  will not    TRANSFER OR EXCHANGE OF SECURITIES
receive written confirmations from the
depositary of their purchase, but they       You may  transfer or  exchange  the
are  expected to receive  them,  along    debt  securities  (other than a global
with periodic statements of their security) without service charge at holdings, from the direct or indirect our office designated for that purpose participants through whom they entered or at the office of any transfer agent
into the transaction.                     or security registrar identified under
                                          your indenture.  You  must  execute  a
   Transfers   of   interests  in  the    proper  form of  transfer  and pay any
global  securities will be made on the    taxes and other  governmental  charges
books of the participants on behalf of    resulting  from that  action.  You may
the  beneficial  owners.  Certificates    transfer   or   exchange    the   debt
representing the interest of the securities (other than a global beneficial owners in the securities security) initially at our offices at
will not be issued  unless  the use of    1850 North  Central  Avenue,  P.O. Box
global  securities  is  suspended,  as    2209,  Phoenix,  Arizona 85002-2209 or
provided above.                           at our  office or  agency  established
                                          for  that  purpose  in New  York,  New
   The  depositary has no knowledge of    York.
the  actual  beneficial  owners of the
global  securities.  Its records  only       Debt   securities  in  the  several
reflect the identity of the direct denominations will be interchangeable participants as owners of the without service charge, but we may securities. Those participants may or require payment to cover taxes and may not be the beneficial owners.
Participants   are   responsible   for
keeping  account of their  holdings on
behalf of their customers.

other   governmental    charges.   The       *  Leases   of   property   in  the
trustee   noted   in   the  supplement          ordinary  course of  business or
initially will act  as  authenticating          if the property is not needed in
agent under your indenture.                     the operation of our business.

SAME-DAY SETTLEMENT AND PAYMENT              *  Purchase      money     security
                                                interests that are  non-recourse
   Unless  the  supplement   otherwise          to FINOVA  Capital or designated
provides,  the debt securities will be          subsidiaries   except   to   the
settled   in   immediately   available          extent   of  the   property   so
funds.   We  will  make   payments  of          acquired  or any  proceeds  from
principal and interest in  immediately          that property, or both.
available funds.
                                             *  Governmental     deposits     or
PAYMENT AND PAYING AGENT                        security as a  condition  to the
                                                transaction  of  business or the
   If the debt securities are not held          exercise of a  privilege,  or to
in global  form,  we will make payment          maintain  self-insurance,  or to
of  principal  and  premium,  if  any,          participate   in  any   fund  in
against    surrender   of   the   debt          connection     with     worker's
securities at the principal  office of          compensation,       unemployment
the trustee in New York,  New York. We          insurance,    pensions,   social
will pay any  installment  of interest          security or for appeal bonds.
on  debt   securities  to  the  record
holder  on the  record  date  for that       *  Liens for  taxes or  assessments
interest.  We can make those  payments          not yet due or which are payable
through the  trustee,  as noted above,          without a  penalty  or are being
by check mailed by first class mail to          contested in good faith and with
the   registered   holders   at  their          adequate  reserves,  so  long as
registered address or by wire transfer          foreclosure      or      similar
to  an   eligible   account   of   the          proceedings are not commenced.
registered holder.
                                             *  Judgment  liens  that  have  not
   If  any   payments  of   principal,          remained     undischarged     or
premium or  interest  are not  claimed          unstayed   for  more   than  six
within  three  years  of the  date the          months.
payment became due, those funds are to
be repaid to us. The beneficial owners       *  Incidental    or    undetermined
of  those  interests  thereafter  will          construction,    mechanics    or
look only to us for  payment for those          similar  liens  arising  in  the
amounts.                                        ordinary   course  of   business
                                                relating  to   obligations   not
INDENTURE COVENANTS, DEFAULTS AND               overdue   or  which   are  being
AMENDMENTS                                      contested by FINOVA Capital or a
                                                designated  subsidiary  in  good
   LIMITATION ON LIENS. The indentures          faith and deposits for  releases
prohibit  FINOVA Capital from creating          of such liens.
or  permitting  any  lien  or  similar
encumberance  (a "lien") on any of its
properties   unless   FINOVA   Capital
secures  the  senior  debt  securities
equally  and  ratably  with any  other
obligation secured in that manner. The
indentures  contain   the   following
exceptions to that prohibition:

  *  Zoning  restrictions,  licenses,     and your indenture.  Immediately after
     easements       and      similar     that transaction,  however, no default
     encumbrances   or   defects   if     can exist.  A purchase by a subsidiary
     immaterial.                          of  all  or  substantially  all of the
                                          assets of another corporation will not
  *  Other  liens  immaterial  in the     be  a  purchase  of  those  assets  by
     aggregate incidental to FINOVA FINOVA Capital. If, however, any of Capital's or a designated the transactions noted in this subsidiary's business or paragraph occurs and results in a lien property, other than for on any of FINOVA Capital's properties
     indebtedness.                        (except as  permitted  above),  FINOVA
                                          Capital must simultaneously secure the
  * Banker's liens and set off senior debt securities equally and rights in the ordinary course of ratably with the debt secured by that
     business.                            lien.

  *  Leasehold  or  purchase  rights,        DEFAULTS.  Events of default  under
     exercisable       for       fair     the indenture for any series are:
     consideration,  arising  in  the
     ordinary course of business.            *  Failure   for  30  days  to  pay
                                                interest on any debt  securities
  *  Liens on property or  securities           of that series.
     existing when an entity  becomes
     a   designated   subsidiary   or        *  Failure to pay principal  (other
     merges with FINOVA  Capital or a           than sinking  fund  redemptions)
     designated subsidiary,  provided           or  premium,  if  any,  on  debt
     they   are   not   incurred   in           securities of that series.
     anticipation of those events.
                                             *  Failure  for 30  days to pay any
  *  Liens on property or  securities           sinking fund installment on that
     existing    at   the   time   of           series.
     acquisition.
                                             *  Violation  of a  covenant  under
  *  Liens  in a  total  amount  less           the indenture pertaining to that
     than  $25   million,   excluding           series  that   persists  for  at
     liens covered by the  exceptions           least  90  days   after   FINOVA
     noted above.                               Capital  is   notified   by  the
                                                trustee or the holders of 25% of
  *  Liens securing  indebtedness  of           the series.
     FINOVA  Capital or a  designated
     subsidiary  provided  those  and        *  Default in other  instruments or
     similar liens on indebtedness do           under any  other  series of debt
     not exceed  10% of  consolidated           securities      resulting     in
     net  tangible  assets,  as  that           acceleration   of   indebtedness
     term   is    defined    in   the           over $15  million,  unless  that
     indentures,  excluding   certain           default    is    rescinded    or
     preexisting   indebtedness   and           discharged  within 10 days after
     those liens permitted above.               written notice by the trustee or
                                                the   holders  of  10%  of  that
   MERGER,  CONSOLIDATION  AND SALE OF          series.
ASSETS.  FINOVA  Capital  cannot merge
with or into,  consolidate  with, sell       *  Bankruptcy,     insolvency    or
or lease all or  substantially  all of          similar event.
its  assets  to  or  purchase  all  or
substantially   all  the   assets   of       *  Any other event of default  with
another  corporation unless it will be          respect  to the debt  securities
the  surviving   corporation   or  the          of that series.
successor is  incorporated in the U.S.
and  assumes  all of FINOVA  Capital's
obligations  under the debt securities

   If an event of  default  occurs and       Unanimous  consent is required  for
continues, the trustee or the holders changes to extend the fixed maturity of at least 25% of the series may of any debt securities, reduce the declare those debt securities due and principal, redemption premium or rate payable. FINOVA Capital is required to of interest, extend the time of certify to the trustees annually as to payment of interest, change the form its compliance with the indentures. A of currency, limit the right to sue default under one series does not for payment on or after maturity of necessarily mean that a default or an the debt securities, adversely affect event of default will have occurred the right, if any, to convert or
under   another   series   under  that    exchange   the  debt   securities   or
indenture or any other indenture.         adversely  affect  the   subordination
                                          provisions,  if any. Unanimous consent
   Holders  of  a   majority   of  the    is also  required  to reduce the level
principal of a series may control of consents needed to approve any of certain actions of the trustee and may those changes. The trustee must waive past defaults for that series. consent to changes modifying its
Except as provided  in your indenture,    rights, duties or immunities.
the  trustee  will  not be  under  any
obligation  to  exercise  any  of  the    SUBORDINATION
rights or powers  vested in it by your
indenture  at the  request,  order  or       The  terms  and  conditions  of any
direction of any holder unless one or subordination of subordinated debt more of them shall have offered securities to other indebtedness of reasonable indemnity to the trustee. FINOVA Capital will be described in
                                          the   supplement   relating   to   the
   If an event of  default  occurs and    subordinated   debt  securities.   The
is   continuing,   the   trustee   may    terms will  include a  description  of
reimburse itself for its reasonable the indebtedness ranking senior to the compensation and expenses incurred out subordinated debt securities, the
of any  sums  held or  received  by it    restrictions   on   payments   to  the
before  making  any  payments  to  the    holders  of  the   subordinated   debt
holders of the debt  securities of the    securities while a default exists with
defaulted series.                         respect  to senior  indebtedness,  any
                                          restrictions   on   payments   to  the
   The  right of any  holders  of debt    holders  of  the   subordinated   debt
securities  of a series to commence an    securities   following   an  event  of
action for any remedy is subject to default and provisions requiring certain conditions, including the holders of the subordinated debt
requirement  that  the  holders  of at    securities to remit  certain  payments
least 25% of that series  request that    to holders of senior indebtedness.
the  trustee  take  such  action,  and
offer  reasonable   indemnity  to  the       Because  of the  subordination,  if
trustee    against   its   liabilities    FINOVA  Capital   becomes   insolvent,
incurred in doing so.                     holders  of  the   subordinated   debt
                                          securities may recover less,  ratably,
DEFEASANCE                                than   other   creditors   of   FINOVA
                                          Capital,  including  holders of senior
   FINOVA Capital may defease the debt    indebtedness.
securities  of a  series,  meaning  it
would  satisfy  its duties  under that    CONVERSION
series before  maturity.  It may do so
by  depositing  with the  trustee,  in       Debt  securities may be convertible
trust for the benefit of the holders, into or exchangeable for common stock, either enough funds to pay, or direct preferred stock, other debt U.S. government obligations that, securities, warrants or other
together  with  the  income  of  those    securities  of  FINOVA   Capital,   or
obligations (without considering any securities of any other issuer or reinvestment), will be sufficient to obligor. The supplement will describe pay, the obligation of that series, the terms of any conversion rights. including principal, premium, if any,
and interest. Certain other conditions    CONCERNING THE TRUSTEES
must  be  met  before  it  may  do so.
FINOVA Capital must deliver an opinion       The trustees  may, but need not be,
of counsel that the holders of that banks in FINOVA Capital's credit series will have no Federal income tax agreements and from time to time may consequences as a result of that perform other banking, trust or
deposit.                                  related services or investment banking
                                          services  on behalf  of FINOVA  Group,
   MODIFICATION OF YOUR INDENTURE. The    FINOVA Capital or our customers.
trustee  and FINOVA  Capital may amend
your indenture  without consent of the
holders  of  debt   securities  to  do
certain  things,  such as establishing
the form and  terms of any  series  of
debt  securities.  FINOVA Capital must
obtain  consent of holders of at least
two-thirds  of  the  outstanding  debt
securities  affected  by a  change  to
amend the terms of your  indenture  or
any supplemental  indenture applicable
to your  securities  or the  rights of
the holders of those debt securities.

                         DESCRIPTION OF CAPITAL STOCK

   The following summary of material designations, powers, preferences, provisions of the common stock, the rights, qualifications, limitations preferred stock, the junior and restrictions as the board participating preferred stock (the determines. Thus, the board, without "Junior Preferred Stock") and the stockholder approval, could authorize rights to purchase the Junior the issuance of preferred stock with Preferred Stock (the "Rights") of voting, conversion and other rights
FINOVA  Group  is  not  complete.  You    that could adversely affect the voting
should  refer  to the  certificate  of    power and other  rights of the holders
incorporation and bylaws of FINOVA of the common stock or that could make Group, as amended, FINOVA Group's it more difficult for another company certificate of designations for the to enter into certain business Junior Preferred Stock and the Rights combinations with FINOVA Group. See
Agreement  dated  as of  February  15,    "--  Additional   Provisions  of   the
1992,  as amended  and  restated as of    Certificate  of   Incorporation,   the
September   14,   1995  (the   "Rights    Bylaws and  Delaware  Law -- Preferred
Agreement"),  between FINOVA Group and    Stock" below.
Harris  Trust  &  Savings   Bank,   as
successor   Rights  Agent.  To  obtain    SHAREHOLDER RIGHTS PLAN
copies of those documents,  see "Where
You Can Find More Information" on page       In 1992,  FINOVA  Group  issued one
2. If we issue capital stock of FINOVA Right for each outstanding share of Capital, we will describe those common stock. FINOVA Group has and securities in the applicable will continue to issue one Right with
supplement.                               each newly  issued share of its common
                                          stock   (including   stock  issued  on
   FINOVA Group is authorized by its conversion of preferred securities). certificate of incorporation to issue The obligation to continue to issue 420,000,000 shares of capital stock, the Rights, however, will terminate on consisting of 20,000,000 shares of the expiration, exchange or redemption
preferred  stock,  par value  $.01 per    of the Rights.
share,   and  400,000,000   shares  of
common  stock,   par  value  $.01  per       Each Right  entitles the registered
share. As of May 25, 1999, there holder to purchase from FINOVA Group were 61,082,445 shares of common stock 1/200th of a share of the Junior outstanding (excluding 3,555,481 Preferred Stock. The purchase price is treasury shares held by FINOVA Group) $67.50 per 1/200th of a share, subject and no shares of preferred stock to adjustment under certain
outstanding. However, FINOVA Group has    circumstances.
authorized  600,000  shares  of Junior
Preferred   Stock   which   have  been       The Rights will trade only with the
reserved  for issuance on the exercise    common stock and FINOVA Group will not
of the Rights.                            issue  separate  certificates  for the
                                          Rights until the "Rights  Distribution
COMMON STOCK                              Date."  That date  occurs on the first
                                          to occur of the following events:
   The holders of the common stock are
entitled to one vote per share. FINOVA       *  10   days    after   a    public
Group's  certificate of  incorporation          announcement     (the     "Share
does not provide for cumulative voting          Acquisition Date") that a person
in  the  election  of  directors.  The          or  group  of   persons   acting
board  may  declare  dividends  on the          together    has    become    the
common  stock  in its  discretion,  if          beneficial owner of at least 20%
funds are legally  available for those          or more of FINOVA Group's common
purposes.   On   liquidation,   common          stock,  directly  or  indirectly
stockholders  are  entitled to receive          (becoming     an      "Acquiring
pro  rata  any  remaining   assets  of          Person"), or
FINOVA  Group,  after  we  satisfy  or
provide  for the  satisfaction  of all
liabilities  as well as obligations on       *  10 business days after the start
our  preferred   stock,  if  any.  The          or  announcement of an intention
holders  of  common  stock do not have          to  make  a   tender   offer  or
preemptive  rights to subscribe for or          exchange offer that would result
purchase  any shares of capital  stock          in  a  person  or  group  acting
or other  securities  of FINOVA Group.          together beneficially owning 20%
                                                or more of FINOVA Group's common
PREFERRED STOCK                                 stock,  directly or  indirectly.
                                                The board,  however,  may extend
   Under FINOVA Group's certificate of          that 10  business  day  deadline
incorporation,     the     board    is          prior to the time the  person or
authorized,     without    stockholder          group   becomes   an   Acquiring
action,  to issue  preferred  stock in          Person.
one   or   more   series,   with   the

   The Rights may not be exercised may pay the redemption price in cash, until the Rights Distribution Date. common stock or any other method The Rights will expire on February 28, selected by the board. Upon 2002 unless we extend that date or, redemption, the right to exercise the
unless  we  redeem  or  exchange   the    Rights will  terminate and the holders
Rights before then.                       will only  have the  right to  receive
                                          the redemption price.

   The value of each 1/200th  interest
in a share of Junior  Preferred  Stock       NO RIGHTS AS A STOCKHOLDER.  Rights
is intended to approximate the value holders, as Rights holders, have no of one share of FINOVA Group common independent rights as stockholders of stock, due to the dividend, FINOVA Group, including the right to liquidation and voting rights of the vote or to receive dividends, until
Junior Preferred Stock, although there    the Rights are exercised.
can be no assurance  the value will be
the same.                                    ANTITAKEOVER  EFFECTS.  The  Rights
                                          may   discourage   a   takeover.   The
   HOW THE RIGHTS WORK. If a person or Rights will substantially dilute the group becomes an Acquiring Person, ownership interest in our shares of their Rights become void. The other any Acquiring Person. That dilution
Rights  holders will have the right to    would   impair  the   ability  of  the
exercise their Rights, at the then Acquiring Person to change the current exercise price, for FINOVA composition of our board. It also Group common stock having a market would impact its ability to acquire value of two times the exercise price FINOVA Group on terms not approved by of the Right. That right to purchase, our board, including through a tender however, will not exist if the Rights offer at a premium to the market Distribution Date is due to a tender price, other than through an offer
or  exchange  offer  for all of FINOVA    conditioned on a substantial number of
Group's common stock and the Rights being acquired. The Rights independent members of our board should not interfere with any merger determine that the offer is at a fair or business combination approved by price, on fair terms and is otherwise the board, since we may redeem the in the best interests of FINOVA Group Rights before they become exercisable. and its stockholders.
                                             JUNIOR    PREFERRED    STOCK    NOT
   The other Rights holders also will REGISTERED. The Junior Preferred Stock have the same exercise rights is not registered with the SEC or any described above if, after a person or other securities administrator. If the group becomes an Acquiring Person, Rights become exercisable, we intend FINOVA Group is acquired in a merger to register with the SEC the Junior or business combination or at least Preferred Stock exchangeable for the
half of our total  assets and  earning    Rights.
power are sold.  The  exception is the
same as the  one  noted  in the  above    ADDITIONAL PROVISIONS OF THE
paragraph,  provided  that  the  price    CERTIFICATE OF INCORPORATION, THE
offered to the  shareholders  for each    BYLAWS AND DELAWARE LAW
share of common stock is not less than
that paid in the  tender  or  exchange       FINOVA   Group's   certificate   of
offer, and the consideration is in the incorporation and bylaws contain same form as that paid in the tender provisions that could make more or exchange offer. If the requirements difficult our acquisition by means of of this exception are met, then the a tender offer, a proxy contest or
Rights will expire.                       otherwise.  This description is only a
                                          summary  and does not  provide all the
   EXCHANGE OF RIGHTS. After a person information contained in FINOVA or group becomes an Acquiring Person Group's certificate of incorporation but before the Acquiring Person and bylaws. To obtain copies of these acquires at least half of the documents, see "Where You Can Find
outstanding  common  stock,  our board    More Information" on page 2.
may exchange all or some of the Rights
at an  exchange  ratio of one share of       Delaware law permits a  corporation
common stock for 1/200th of a share of    to  eliminate  or limit  the  personal
Junior   Preferred  Stock  per  Right,    liability  of  its  directors  to  the
subject to adjustment.                    corporation   or   to   any   of   its
                                          stockholders  for monetary damages for
   REDEMPTION OF RIGHTS. We may redeem a breach of fiduciary duty as a all the Rights, but not some of them, director, except (i) for breach of the for $.005 per Right at any time before director's duty of loyalty, (ii) for the earlier of 15 days after the Share acts or omissions not in good faith or Acquisition Date or the expiration which involve intentional misconduct
date  noted   above.   The  board  may    or a knowing  violation of law,  (iii)
determine the conditions, terms and for unlawful dividends and stock effective date for the redemption. We
purchases    and    redemptions    or       NUMBER   OF   DIRECTORS;   REMOVAL;
(iv) for any transaction from which FILLING VACANCIES. FINOVA Group's the director derived an improper certificate of incorporation provides personal benefit. FINOVA Group's that the number of directors will be certificate of incorporation provides fixed in the manner provided in the that no director will be personally bylaws, subject to any rights of
liable   to   FINOVA   Group   or  its    preferred    stockholders   to   elect
stockholders for monetary damages for additional directors under specified any breach of his or her fiduciary circumstances. FINOVA Group's bylaws duty as a director, except as provided provide that, subject to any rights of
by Delaware law.                          holders  of  preferred  stock to elect
                                          directors        under       specified
   BOARD OF DIRECTORS. FINOVA Group's circumstances, the number of directors certificate of incorporation and will be fixed from time to time bylaws divide the board into three exclusively by directors constituting classes of directors, with the classes a majority of the total number of to be as nearly equal in number as directors that FINOVA Group would have possible. The stockholders elect one if there were no vacancies on the
class  of  directors  each  year for a    board,  but must  consist of between 3
three-year term.                          and 17 directors.

   The   classification  of  directors       In addition,  FINOVA Group's bylaws
makes it more difficult for provide that, subject to any rights of stockholders to change the composition preferred stockholders, and unless the of the board. At least two annual board otherwise determines, any meetings of stockholders, instead of vacancies will be filled only by the one, generally will be required to affirmative vote of a majority of the change a majority of the board. That remaining directors, though less than delay may help ensure that FINOVA a quorum. Accordingly, absent an
Group's directors, if confronted by a amendment to the bylaws, the board proxy contest, tender or exchange could prevent any stockholder from offer or extraordinary corporate enlarging the board and filling the
transaction,   would  have  sufficient    new     directorships     with    that
time to review the proposal as well as    stockholder's own nominees.
any  available   alternatives  to  the
proposal  and  to  act  in  what  they       Under    Delaware    law,    unless
believe to be the best interest of the otherwise provided in the certificate stockholders. The classification of incorporation, directors serving on provisions apply to every election of a classified board may only be removed directors, regardless of whether a by the stockholders for cause. In change in the composition of the board addition, FINOVA Group's certificate would be beneficial to FINOVA Group of incorporation and bylaws provide and its stockholders and whether or that directors may be removed only for not a majority of the stockholders cause and only upon the affirmative
believe   that   such  a   change   is    vote of holders of at least 80% of the
desirable.                                voting   power   of   all   the   then
                                          outstanding  shares of stock  entitled
   The classification provisions also to vote generally in the election of could discourage a third party from directors, voting together as a single
initiating  a  proxy  contest,  tender    class.
offer  or  other   attempt  to  obtain
control of FINOVA  Group,  even though       STOCKHOLDER   ACTION   BY   WRITTEN
an  attempt  might  be  beneficial  to    CONSENT;       SPECIAL       MEETINGS.
FINOVA Group and its stockholders. The Stockholders of FINOVA Group must act classification of the board thus only through an annual or special increases the likelihood that meeting. Stockholders cannot act by incumbent directors will retain their written consent in lieu of a meeting. positions. In addition, because the Only the Chairman or a majority of the classification provisions may whole board of FINOVA Group may call a discourage accumulations of large special meeting. Stockholders of
blocks  of  FINOVA  Group's  stock  by    FINOVA  Group  are not  able to call a
purchasers  whose objective is to take    special  meeting to  require  that the
control of FINOVA Group and remove a board do so. At a special meeting, majority of the board, the stockholders may consider only the
classification   of  the  board  could    business  specified  in the  notice of
reduce the likelihood of fluctuations meeting given by FINOVA Group. in the market price of the common Preferred stockholders may be given
stock   that   might    result    from    different   rights  from  those  noted
accumulations    of   large    blocks.    above.
Accordingly,   stockholders  could  be
deprived of certain  opportunities  to       The  provisions  of FINOVA  Group's
sell their shares of common stock at a certificate of incorporation and higher market price than otherwise bylaws prohibiting stockholder action
might be the case.                        by written consent may have the effect
of   delaying   consideration   of   a       A stockholder's notice proposing to
stockholder proposal until the next nominate a person for election as a annual meeting, unless a special director must contain certain meeting is called by the Chairman or information, including, without at the request of a majority of the limitation, the identity and address whole board. These provisions also of the nominating stockholder, the would prevent the holders of a class and number of shares of stock of majority of stock from unilaterally FINOVA Group beneficially owned by the using the written consent procedure to stockholder and all information take stockholder action. Moreover, a regarding the proposed nominee that stockholder could not force would be required to be included in a stockholder consideration of a proxy statement soliciting proxies for
proposal  over the  opposition  of the    the proposed nominee.  A stockholder's
Chairman and the board by calling a notice relating to the conduct of special meeting of stockholders prior business other than the nomination of to the time the Chairman or a majority directors must contain certain
of  the  whole  board   believes  that    information  about that  business  and
consideration to be appropriate.          about   the   proposing   stockholder,
                                          including, without limitation, a brief
   ADVANCE   NOTICE   PROVISIONS   FOR    description   of  the   business   the
STOCKHOLDER       NOMINATIONS      AND    stockholder  proposes to bring  before
STOCKHOLDER PROPOSALS. The bylaws the meeting, the reasons for establish an advance notice procedure conducting that business at such for stockholders to nominate meeting, the name and address of such directors, or bring other business stockholder, the class and number of before an annual meeting of shares of stock of FINOVA Group
stockholders of FINOVA Group.             beneficially owned by that stockholder
                                          and  any  material   interest  of  the
   A person may not be nominated for a    stockholder   in   the   business   so
director position unless that person proposed. If the Chairman or other is nominated by or at the direction of officer presiding at a meeting
the board or by a stockholder  who has    determines   that  a  person  was  not
given  appropriate  notice  to  FINOVA    nominated,  or other  business was not
Group's Secretary during the periods brought before the meeting, in noted below prior to the meeting. accordance with these procedures, the
Similarly,  stockholders may not bring    person  will  not  be   eligible   for
business before an annual meeting election as a director, or the unless the stockholder has given business will not be conducted at the
FINOVA Group's  Secretary  appropriate    meeting, as appropriate.
notice  of their or its  intention  to
bring   that   business   before   the       Advance  notice of  nominations  or
meeting. FINOVA Group's Secretary must proposed business by stockholders receive the nomination or proposal gives the board time to consider the between 70 and 90 days before the qualifications of the proposed first anniversary of the prior year's nominees, the merits of the proposals annual meeting. If FINOVA Group's and, to the extent deemed necessary or annual meeting date is advanced by desirable by the board, to inform more than 20 days or delayed by more stockholders about those matters. The than 70 days from that anniversary board also may recommend positions date, then we must receive the notice regarding those nominees or proposals, between 90 days before the meeting and so that stockholders can better decide the later of the 70th day before the whether to attend the meeting or to meeting or 10 days after the meeting grant a proxy regarding the nominee or
date is first publicly announced.         that business.

   If the board  increases  the number       Although the bylaws do not give the
of  directors   and  if  we  have  not    board   any   power  to   approve   or
publicly announced nominees for each disapprove stockholder nominations for open position within 80 days before the election of directors or proposals the first anniversary of the prior for action, these procedures may year's annual meeting, stockholders preclude a contest for the election of may nominate directors for the new directors or the consideration of position, but only those newly created stockholder proposals if the proper positions, if FINOVA Group's Secretary procedures are not followed, and of receives the notice no later than 10 discouraging or deterring a third days following public announcement of party from conducting a solicitation
that change.                              of  proxies  to elect its own slate of
                                          directors   or  to  approve   its  own
   Stockholders may nominate directors
only at a special  meeting  by sending
appropriate  notice for receipt by our
Secretary  between the 90th day before
the  meeting and the later of the 70th
day before the meeting or the 10th day
after the first public announcement of
the meeting date.

proposal,  without  regard to  whether    or traded. The NYSE currently requires
consideration   of  such  nominees  or    stockholder    approval   in   several
proposals might be harmful or instances, including where the present beneficial to FINOVA Group and its or potential issuance of shares could
stockholders.                             result in an increase in the number of
                                          shares  of  common  stock,  or in  the
   PREFERRED STOCK. FINOVA Group's amount of voting securities, certificate of incorporation outstanding of at least 20%, subject authorizes the board to establish one to certain exceptions. If the approval or more series of preferred stock and of FINOVA Group's stockholders is not to determine, with respect to any required for the issuance of shares of series of preferred stock, the terms preferred stock or common stock, the and rights of that series, including: board may determine not to seek stockholder approval.
   *  the designation of the series,
                                             Although the board has no intention
   *  the  number  of  shares  of  the    at the  present  time of doing  so, it
      series,   which  the  board  may    could  issue  a  series  of  preferred
      (except where otherwise provided stock that could, depending on its by the terms of that series) terms, impede a merger, tender offer increase or decrease (but not or other takeover attempt. The board
      below   the   number  of  shares    will make any  determination  to issue
      thereof then outstanding),          shares  with those  terms based on its
                                          judgment as to the best  interests  of
   * whether dividends, if any, will FINOVA Group and its stockholders. The be cumulative or noncumulative board, in so acting, could issue
      and  the  dividend  rate  of the    preferred   stock  having  terms  that
      series, if any,                     could    discourage   an   acquisition
                                          attempt  in  which an  acquiror  would
   *  the dates at which dividends, if    change the  composition  of the board,
      any, will be payable,               including  a  tender  offer  or  other
                                          transaction.  An  acquisition  attempt
   * the redemption rights and price could be discouraged in this manner or prices, if any, for shares of even if some, or a majority, of FINOVA
      the series,                         Group's  stockholders might believe it
                                          to be in their  best  interests  or in
   * the terms and amounts of any which stockholders might receive a sinking fund provided for the premium for their stock over the then
      purchase or redemption of shares    current market price of the stock.
      of the series,
                                             MERGER/SALE   OF   ASSETS.   FINOVA
   * the amounts payable on shares of Group's certificate of incorporation the series in the event of any provides that certain "business voluntary or involuntary combinations" must be approved by the
      liquidation,    dissolution   or    holders  of at least  66 2/3% of the
      winding up of the FINOVA Group's    voting  power of the  shares not owned
      affairs,                            by an "interested shareholder", unless
                                          the business combinations are approved
   * whether the shares of the series by the "Continuing Directors" or meet will be convertible into shares certain requirements regarding price of any other class or series, or and procedure. The terms quoted in
      any  other  security,  of FINOVA    this  paragraph  are  defined  in  the
      Group or any other  corporation,    certificate of incorporation.
      and, if so, the specification of
      another   class  or   series  or       AMENDMENT  OF  THE  CERTIFICATE  OF
      another security, the conversion INCORPORATION AND BYLAWS. Under price or prices or rate or Delaware law, stockholders may adopt, rates, any adjustments to the amend or repeal the bylaws and, with prices or rates, the date or approval of the board, the certificate dates as of which the shares of incorporation of a corporation. In shall be convertible and all addition, a corporation's board may other terms and conditions upon adopt, amend or repeal the bylaws if which the conversion may be allowed by the certificate of
      made,                               incorporation.      FINOVA     Group's
                                          certificate of incorporation  requires
   *  restrictions  on the issuance of    a vote of:
      shares of the same  series or of
      any other class or series and          *  at least 80% of the  outstanding
                                                shares of voting  stock,  voting
   *  the voting  rights,  if any,  of          together as a single  class,  to
      the  holders  of  shares  of the          amend    provisions    of    the
      series.                                   certificate   of   incorporation
                                                relating to the  prohibition  of
   FINOVA  Group   believes  that  the          stockholder   action  without  a
ability  of the  board to issue one or          meeting;  the  number,  election
more  series of  preferred  stock will          and  term  of   FINOVA   Group's
provide FINOVA Group with  flexibility          directors;  and the  removal  of
in   structuring    possible    future          directors;
financings  and  acquisitions,  and in
meeting  other  corporate  needs which       *  at   least   66   2/3%   of  the
might arise. The authorized  shares of          outstanding   shares  of  voting
preferred  stock, as well as shares of          stock,   voting  together  as  a
common  stock,  will be available  for          single  class,   to   amend  the
issuance  without  further  action  by          provisions  of  the  certificate
FINOVA  Group's  stockholders,  unless          of   incorporation   relating to
approval is required by applicable law          to approval of certain  business
or the rules of any stock  exchange or          combinations;  and
automated  quotation  system  on which
FINOVA  Group's  securities are listed

   *  at  least  a  majority   of  the    subsequent to that date, the board and
      outstanding   shares  of  voting    66  2/3%  of  the  outstanding  voting
      stock,   voting  together  as  a    stock  not  owned  by  the  interested
      single class, to amend all other    stockholder   approved   the  business
      provisions of the certificate of    combination.  Except as  specified  by
      incorporation.                      Delaware     law,    an     interested
                                          stockholder  includes  (x) any  person
FINOVA    Group's    certificate    of    that  is the  owner  of 15% or more of
incorporation  further  provides  that    the  outstanding  voting  stock of the
the bylaws may be amended by the board    corporation,  or  is an  affiliate  or
or by  the  affirmative  vote  of  the    associate of the  corporation  and was
holders  of at least 80% of the voting    the  owner  of  15%  or  more  of  the
power  of the  outstanding  shares  of    outstanding   voting   stock   of  the
voting  stock,  voting  together  as a    corporation,  at any time within three
single  class.   These   supermajority    years   immediately   prior   to   the
voting requirements make the amendment    relevant  date, and (y) the affiliates
by  stockholders  of the  bylaws or of    and associates of that person.
any   of   the   provisions   of   the
certificate of incorporation described       Under some circumstances, Delaware
above  more   difficult,   even  if  a    law  makes it more  difficult  for an
majority     of     FINOVA     Group's    "interested   stockholder"  to  enter
stockholders  believe  that  amendment    into  various  business  combinations
would be in their best interests.         with a  corporation  for a three-year
                                          period,   although  stockholders  may
   ANTITAKEOVER  LEGISLATION.  Subject    adopt an amendment to a corporation's
to exceptions,   Delaware  law    does    certificate   of   incorporation   or
not  allow  a   corporation to  engage    bylaws excluding the corporation from
in a  business  combination  with  any    those restrictions.  However,  FINOVA
"interested    stockholder"    for   a    Group's  certificate of incorporation
three-year  period  following the date    and  bylaws  do  not  exclude  FINOVA
that  the   stockholder   becomes   an    Group from the  restrictions  imposed
interested  stockholder,   unless  (i)    under Delaware law. These  provisions
prior to that date, the board approved    of   Delaware   law   may   encourage
either the business combination or the    companies   interested  in  acquiring
transaction   which  resulted  in  the    FINOVA  Group to negotiate in advance
stockholder   becoming  an  interested    with the board, since the stockholder
stockholder,  (ii) on that  date,  the    approval requirement would be avoided
interested  stockholder owned at least    if a majority  of the board  approves
85%  of  the   voting   stock  of  the    either the  business  combination  or
corporation  outstanding  at the  time    the transaction  which results in the
the transaction  commenced  (excluding    stockholder  becoming  an  interested
certain   shares)   or   (iii)  on  or    stockholder.

                       DESCRIPTION OF DEPOSITARY SHARES

   The  following  summary  of certain    deposit  agreement  between  us  and a
provisions  of the Deposit  Agreement,    bank or trust  company  selected by us
the  depositary  shares and depositary    having  its  principal  office  in the
receipts is not complete. You should U.S. and having a combined capital and refer to the forms of Deposit surplus of at least $50 million.
Agreement and depositary receipts Subject to the terms of the deposit relating to each series of preferred agreement, each owner of depositary stock that will be filed with the SEC. shares will be entitled, in proportion To obtain copies of these documents to the applicable fractional interests
once  filed,  see   "Where   You   Can    in   shares   of    preferred    stock
Find  More Information" on page 2.        underlying  the  depositary  shares to
                                          all the rights and  preferences of the
GENERAL                                   preferred    stock    underlying   the
                                          depositary   shares.    Those   rights
   We may offer  fractional  interests    include dividend,  voting, redemption,
in shares of preferred stock,  instead    conversion and liquidation rights.
of shares of  preferred  stock.  If we
do, we will have a depositary issue to       The   depositary   shares  will  be
the public receipts for depositary evidenced by depositary receipts shares, each of which will represent issued under the deposit agreement. fractional interests of a particular Individuals purchasing the fractional
series of preferred stock.                interests  in  shares  of the  related
                                          series of preferred stock will receive
   We will deposit shares of any depositary receipts according to the series of preferred stock underlying terms of the offering described in the
the depositary shares under a separate    supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS         redemption   date,   the   number   of
                                          depositary  shares   representing  the
   The depositary will distribute all preferred stock. The depositary shares cash dividends or other cash to be redeemed will be selected by lot distributions received for the or pro rata as determined by the preferred stock to the record holders depositary when less than all of depositary shares representing the outstanding depositary shares will be
preferred  stock in  proportion to the    redeemed.
number of  depositary  shares owned by
those  holders on the relevant  record       After  the  redemption   date,  the
date. The depositary will distribute depositary shares redeemed will no only the amount that can be longer be outstanding. When this distributed without attributing to any occurs, all rights of the holders will holder of depositary shares a fraction cease, except the right to receive of one cent. The undistributed balance money, securities or other property will be added to and treated as part payable upon redemption and any money, of the next amount received by the securities or other property that the depositary for distribution to record holders of depositary shares were
holders of depositary shares.             entitled  to on  the  redemption  upon
                                          surrender  to  the  depositary  of the
   If  there is a  distribution  other    depositary   receipts  evidencing  the
than  in  cash,  the  depositary  will    depositary shares redeemed.
distribute  property received by it to
the  record   holders  of   depositary    VOTING THE PREFERRED STOCK
shares, in proportion, if possible, to
the number of depositary  shares owned       Upon   receipt  of  notice  of  any
by those holders, unless the meeting at which the holders of the depositary determines (after preferred stock are entitled to vote, consulting with us) that it cannot the depositary will mail all relevant make the distribution. If this occurs, information to the record holders of the depositary may, with our approval, the depositary shares representing the sell the property and distribute the preferred stock. The record holders net proceeds from the sale to the may instruct the depositary how to
holders of depositary shares.             vote the  shares  of  preferred  stock
                                          underlying  their  depositary  shares.
   The deposit agreement also will The depositary will try, if practical, state how any subscription or similar to vote the number of shares of rights offered by us to holders of the preferred stock underlying the preferred stock will be made available depositary shares according to the to holders of depositary shares. instructions, and we will agree to take all reasonable  action  requested
CONVERSION AND EXCHANGE                   by the  depositary  so the  depositary
                                          may follow the instructions.
   If any  series of  preferred  stock
underlying  the  depositary  shares is    AMENDMENT AND TERMINATION OF
subject  to  conversion  or  exchange,    DEPOSITARY AGREEMENT
each  record   holder  of   depositary
receipts  may convert or exchange  the       The form of depositary  receipt and
depositary shares represented by those    any provision of the deposit agreement
depositary receipts.                      may be amended by agreement between us
                                          and  the  depositary.   However,   any
REDEMPTION OF DEPOSITARY SHARES           amendment    that    materially    and
                                          adversely  alters  the  rights  of the
   If a series of the preferred stock existing holders of depositary shares underlying the depositary shares is will not be effective unless approved subject to redemption, the depositary by the record holders of at least a will redeem the depositary shares from majority of the depositary shares then the proceeds received by the outstanding. We or the depositary may depositary in the redemption, in whole only terminate the deposit agreement or in part, of the series of the if (a) all related outstanding
preferred    stock    held    by   the    depositary  shares have been  redeemed
depositary. The depositary will mail or (b) there has been a final notice of redemption within 30 to 60 distribution of the preferred stock of days prior to the date fixed for the relevant series in connection with redemption to the record holders of our liquidation, dissolution or the depositary shares to be redeemed winding up and that distribution has at their addresses appearing in the been distributed to the holders of the
depositary's   books.  The  redemption    related depositary shares.
price per depositary  share will equal
the   applicable   fraction   of   the
redemption  price per share payable on
such  series of the  preferred  stock.
Whenever we redeem shares of preferred
stock  held  by  the  depositary,  the
depositary  will redeem as of the same

CHARGES OF DEPOSITARY                     MISCELLANEOUS

   We will pay all  transfer and other       The  depositary  will  send  to the
taxes and governmental charges arising    holders  of   depositary   shares  all
solely from the existence of the reports and communications from us depositary arrangements. We will pay that we must furnish to the holders of
associated  charges of the  depositary    preferred stock.
for  the   initial   deposit   of  the
preferred  stock and any redemption of       We and the  depositary  will not be
the preferred stock. Holders of liable if we are prevented or delayed depositary shares will pay transfer by law or any circumstance beyond our and other taxes and governmental control in performing our obligations charges and any other charges stated under the deposit agreement. Those
in  the  deposit  agreement  to be for    obligations   will   be   limited   to
their accounts.                           performance  in good  faith of  duties
                                          set forth in the deposit agreement. We
RESIGNATION AND REMOVAL OF DEPOSITARY     and  the   depositary   will   not  be
                                          obligated  to  prosecute or defend any
   The   depositary   may   resign  by    legal  proceeding  connected  with any
delivering notice to us, and we may depositary shares or preferred stock remove the depositary. Resignations or unless satisfactory indemnity is removals will take effect upon the furnished. We and the depositary may appointment and acceptance of a rely upon written advice of counsel or successor depositary. We must appoint accountants, or information provided a successor depositary within 60 days by persons presenting preferred stock after delivery of the notice of for deposit, holders of depositary resignation or removal. The successor shares, or other persons believed to depositary must be a bank or trust be competent and on documents believed
company having its principal office in    to be genuine.
the U.S. and having a combined capital
and  surplus of at least $50  million.

                            DESCRIPTION OF WARRANTS

   We may issue warrants for the for the warrants and will not act for purchase of debt securities, preferred or on behalf of the holders or stock or common stock. We may issue beneficial owners of warrants. This warrants independently or together summary of certain provisions of the with debt securities, common stock or warrants is not complete. You should preferred stock or attached to or refer to the provisions of the warrant separate from the offered securities. agreement that will be filed with the We will issue each series of warrants SEC as part of the offering of any under a separate warrant agreement warrants. To obtain a copy of this between us and a bank or trust document, see "Where You Can Find More
company, as warrant agent. The warrant    Information" on page 2.
agent  will  act solely  as our  agent

                             PLAN OF DISTRIBUTION

   FINOVA Group and FINOVA Capital securities laws and other laws. The may offer securities directly or underwriters' obligations to purchase
through   underwriters,   dealers   or    securities   will   be   subject   to
agents. The supplement will identify conditions and generally will require those underwriters, dealers or agents them to purchase all of the securities
and   will   describe   the   plan  of    if any are purchased.
distribution,  including   commissions
to be paid.  If we do not  name a firm      Unless   otherwise   noted  in  the
in the supplement, that firm may not supplement, the securities will be directly or indirectly participate in offered by the underwriters, if any,
any underwriting of  those securities,    when,   as  and  if   issued   by  us,
although it may participate in the delivered to and accepted by the distribution of securities under underwriters and subject to their
circumstances    entitling   it  to  a    right to reject  orders in whole or in
dealer's    allowance    or    agent's    part.
commission.
                                            FINOVA  Group  and  FINOVA  Capital
   Any underwriting agreement probably may sell securities to dealers, as will entitle the underwriters to principals. Those dealers then may
indemnity     against     some    civil
liabilities    under     the    Federal
resell the securities to the public at       *  Stabilizing  transactions permit
varying  prices  set by those  dealers          bids to purchase the  underlying
from time to time.                              security    so   long   as   the
                                                stabilizing bids do not exceed a
   FINOVA  Group  and  FINOVA  Capital          specified maximum.
also  may  offer   securities  through
agents.  Agents   generally  act  on a       *  Short   covering    transactions
"best  efforts"   basis  during  their          involve    purchases    of   the
appointment,   meaning  they  are  not          securities  in the  open  market
obligated to  purchase securities.              after   the    distribution   is
                                                completed    to   cover    short
   Dealers  and agents may be entitled          positions.
to  indemnification as underwriters by
us  against  some   liabilities  under       *  Penalty    bids    permit    the
the Federal  securities laws and other          underwriters    to   reclaim   a
laws.                                           selling concession from a dealer
                                                when the  securities  originally
   FINOVA Group and FINOVA  Capital or          sold by the dealer are purchased
the underwriters or agents may solicit          in  a  covering  transaction  to
offers by institutions  approved by us          cover short positions.
to purchase securities under contracts
providing    for    future    payment.       Those   activities  may  cause  the
Permitted     institutions     include    price of the  securities  to be higher
commercial    and    savings    banks,    than  it  would   otherwise   be.  The
insurance  companies,  pension  funds,    underwriters   may   engage   in  some
investment companies, educational and activities on any exchange or other charitable institutions and others. market in which the securities may be
Conditions  apply  to those purchases.    traded. If commenced, the underwriters
                                          may  discontinue  those  activities at
   Any   underwriter   may  engage  in    any time.
over-allotment,   stabilizing   trans-
actions,  short covering  transactions    The     supplement    or    pricing
and penalty  bids in  accordance  with    supplement,  as  applicable,  will set
Regulation  M  under  the   Securities    forth the anticipated delivery date of
Exchange  Act of 1934.                    the  securities  being  sold  at  that
                                          time.

   *  Over-allotment involves sales in
      excess  of  the  offering  size,
      which creates a short position.

                                 LEGAL MATTERS

   Unless otherwise noted in a will pass on the legality of the supplement, William J. Hallinan, Esq., securities offered through this Senior Vice President-General Counsel prospectus and any supplement. Brown & of FINOVA Group and FINOVA Capital, or Wood LLP will act as counsel for any Richard Lieberman, Esq., Vice underwriters or agents, unless
President-Associate General Counsel of    otherwise noted in a supplement.
FINOVA   Group  and  FINOVA   Capital,

                                    EXPERTS

   The financial statements express an unqualified opinion and incorporated in this prospectus by include an explanatory paragraph reference from FINOVA Group Inc.'s relating to the restatements and FINOVA Capital Corporation's described in Note T of FINOVA Group Annual Reports on Form 10-K/A for the Inc.'s and Note R of FINOVA Capital year ended December 31, 1998 have Corporation's financial statements)
been  audited  by  Deloitte  & Touche     which  is   incorporated   herein  by
LLP, independent  auditors, as stated     reference,    and   have    been   so
in their reports dated February 10, incorporated in reliance upon the 1999, April 23, 1999 as to Note T for reports of such firm given upon their The FINOVA Group Inc. and Note R for authority as experts in accounting
FINOVA  Capital   Corporation  (which     and auditing.

YOU   SHOULD    RELY   ONLY   ON   THE
INFORMATION      CONTAINED          OR                $3,000,000,000
INCORPORATED   BY  REFERENCE  IN  THIS
PROSPECTUS.  WE HAVE AUTHORIZED NO ONE
TO   PROVIDE   YOU   WITH    DIFFERENT
INFORMATION.

WE ARE NOT  MAKING  AN  OFFER OF THESE
SECURITIES  IN ANY  LOCATION WHERE THE
OFFER IS NOT PERMITTED.

YOU  SHOULD   NOT   ASSUME   THAT  THE
INFORMATION   IN   THIS    PROSPECTUS,            THE FINOVA GROUP INC.
INCLUDING INFORMATION  INCORPORATED BY         FINOVA CAPITAL CORPORATION
REFERENCE,  IS ACCURATE AS OF ANY DATE
OTHER  THAN THE  DATE ON THE  FRONT OF
THE PROSPECTUS.                               DEBT SECURITIES, COMMON  STOCK,
                                            PREFERRED STOCK, DEPOSITARY SHARES
             -------------                            AND WARRANTS


           TABLE OF CONTENTS
                                   Page
                                   ----
Where You Can Find More
  Information...................     2
The Companies...................     2
Selected Financial Information..     5       ---------------------------
Ratio Of Income To Total
  Fixed Charges.................     5               PROSPECTUS
Ratio Of Income To Combined
  Fixed Charges And Preferred                ---------------------------
  Stock Dividends...............     5
Special Note Regarding
  Forward-Looking Statements....     6
Use Of Proceeds.................     6
Description Of Debt Securities..     7
Description Of Capital Stock....    13
Description Of Depositary
  Shares........................    18
Description Of Warrants.........    20
Plan Of Distribution............    20
Legal Matters...................    21
Experts.........................    21            _____________, 1999

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated amounts of the expenses of and related to the offering are as follows:


         Registration fee................................         $  834,000.00
         Rating agency fees*.............................         $1,500,000.00
         Printing fees*..................................         $  150,000.00
         Legal fees and expenses*........................         $  250,000.00
         Accounting fees and expenses*...................         $  412,500.00
         Blue sky fees and expenses*.....................         $    3,000.00
         New York Stock Exchange listing fees*...........         $   30,000.00
         Trustee fees and expenses*......................         $  300,000.00
         Miscellaneous expenses*.........................         $   20,500.00
                                                                  -------------
                           Total*........................         $3,500,000.00
                                                                  =============
-----------
* Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of the State of Delaware (the "DGCL"), the state of incorporation of each of the Registrants, and the Certificate of Incorporation and Bylaws of each of the Registrants provide for indemnification of directors and officers. Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her.

         Directors and officers of each of the Registrants are covered under policies of directors' and officers' liability insurance with coverage aggregating $100,000,000. The directors serving each of the Registrants are parties to Indemnification Agreements with each respective Registrant (the "Indemnification Agreements"). The Indemnification Agreements provide substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and Bylaws and are designed to provide greater assurance to the directors that indemnification will be available because as contracts, the Indemnification Agreements may not be unilaterally modified by the Registrants' Boards of Directors or stockholders. The Indemnification Agreements generally are intended to provide indemnification for any amounts a director is legally obligated to pay because of claims arising out of the director's service to the Registrants or any other subsidiary of the Registrants.

ITEM 16.  EXHIBITS

   1.1 Form of Senior Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the joint Registration Statement of The FINOVA Group Inc. and FINOVA Capital Corporation on Form S-3, SEC File No. 333-38171 (the "1997 S-3"))
   4.1    Restated Certificate of Incorporation of The FINOVA Group Inc.***
   4.2 Amended and Restated Bylaws of The FINOVA Group Inc. (incorporated by reference to Exhibit 3.B to The FINOVA Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995)
   4.3 Amended and Restated Rights Agreement between The FINOVA Group Inc. and Bank One, Arizona, N.A. (incorporated by reference to Exhibit 4.1 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated September 21, 1995)
   4.4 Form of Junior Participating Preferred Share Purchase Right (included as an exhibit to Exhibit 4.3 above)
   4.5 Acceptance of Successor trustee to Appointment under Rights Agreement (incorporated by reference to Exhibit 4 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated November 30, 1995)
   4.6 Amended and Restated Certificate of Incorporation of FINOVA Capital Corporation (incorporated by reference to Exhibit 3.A to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996)
   4.7    Bylaws of FINOVA  Capital  Corporation  (incorporated  by reference to
          Exhibit 3.B to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996)
   4.8.A Indenture, dated as of May 15, 1999, between FINOVA Capital Corporation and The First National Bank of Chicago, as trustee.***
   4.8.B Indenture, dated as of May 15, 1999, between FINOVA Capital Corporation and Norwest Bank Minnesota, National Association, as trustee.***
   4.8.C Indenture, dated as of May 15, 1999, between FINOVA Capital Corporation and FMB Bank, as trustee.***
   4.9    Form of Convertible Debt Security**
   4.10   Form of Preferred Stock Certificate of Designations**
   4.11 Form of Fixed Rate Note (incorporated by reference to Exhibit 4.11 to the 1997 S-3)
   4.12 Form of Floating Rate Note (incorporated by reference to Exhibit 4.12 to the 1997 S-3)
   4.13   Form of deposit agreement**
   4.14   Form of Deposit Receipt**
   4.15   Form of Warrant**
   4.16   Form of Warrant Agreement**
   5.1 Opinion of Richard Lieberman, Esq. as to the legality of the securities to be issued***
   12.1   Statement of Computation of Ratios of The FINOVA Group Inc.***
   12.2   Statement of Computation of Ratios of FINOVA Capital Corporation***
   23.1   Consent of Deloitte & Touche LLP*
   23.2   Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)
   24.1   Power of Attorney***
   25.1 Form T-1 Statement of Eligibility of The First National Bank of Chicago.***
   25.2 Form T-1 Statement of Eligibility of Norwest Bank Minnesota, National Association.***
   25.3   Form  T-1  Statement  of  Eligibility  of  FMB Bank.***

----------
*    Filed herewith.
** To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement
***  Previously filed.

ITEM 17.  UNDERTAKINGS

         The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrants hereby further undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         The undersigned Registrants hereby further undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement on Form S-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of June, 1999.

                                        THE FINOVA GROUP INC.

                                        By: /s/ Richard Lieberman
                                            ---------------------------
                                            Richard Lieberman
                                            Vice President-Associate
                                            General Counsel

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                        Date
        ---------                        -----                        ----

           *                 Director, Chairman, President and    June 7, 1999
---------------------------  Chief Executive Officer (Principal
Samuel L. Eichenfield        Executive Officer)


           *                 Senior Vice President-Controller     June 7, 1999
---------------------------  and Chief Financial Officer
Bruno A. Marszowski          (Principal Financial and
                             Accounting Officer)

           *                 Director                             June 7, 1999
---------------------------
Robert H. Clark, Jr.

           *                 Director                             June 7, 1999
---------------------------
Constance R. Curran

           *                 Director                             June 7, 1999
---------------------------
G. Robert Durham

           *                 Director                             June 7, 1999
---------------------------
James L. Johnson

           *                 Director                             June 7, 1999
---------------------------
Kenneth R. Smith

           *                 Director                             June 7, 1999
---------------------------
Shoshana B. Tancer

           *                 Director                             June 7, 1999
---------------------------
John W. Teets

* Signed pursuant to Powers of Attorney dated March 16, 1999.

/s/ Richard Lieberman
---------------------------
Richard Lieberman
Attorney-in-Fact
June 7, 1999

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement on Form S-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 7th day of June, 1999.

                                        FINOVA CAPITAL CORPORATION


                                        By: /s/ Richard Lieberman
                                            ---------------------------
                                            Richard Lieberman
                                            Vice President-Assistant
                                            General Counsel

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                        Date
        ---------                        -----                        ----

           *                 Director, Chairman, President and    June 7, 1999
---------------------------  Chief Executive Officer (Principal
Samuel L. Eichenfield        Executive Officer)


            *                Senior Vice President-Controller     June 7, 1999
---------------------------  and Chief Financial Officer
Bruno A. Marszowski          (Principal Financial and
                             Accounting Officer)

            *                Director                             June 7, 1999
---------------------------
Meilee Smythe

            *                Director                             June 7, 1999
---------------------------
W. Carroll Bumpers


            *                Director                             June 7, 1999
---------------------------
Gregory C. Smalis


* Signed pursuant to a Power of Attorney dated March 16, 1999.

/s/ Richard Lieberman
---------------------------
Richard Lieberman
Attorney-in-Fact
June 7, 1999

                                  EXHIBIT INDEX

Exhibit No.                          Description
-----------                          -----------
   1.1 Form of Senior Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the joint Registration Statement of The FINOVA Group Inc. and FINOVA Capital Corporation on Form S-3, SEC File No. 333-38171 (the "1997 S-3"))
   4.1    Restated Certificate  of Incorporation of  The  FINOVA  Group  Inc.***
   4.2 Amended and Restated Bylaws of The FINOVA Group Inc. (incorporated by reference to Exhibit 3.B to The FINOVA Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995)
   4.3 Amended and Restated Rights Agreement between The FINOVA Group Inc. and Bank One, Arizona, N.A. (incorporated by reference to Exhibit 4.1 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated September 21, 1995)
   4.4 Form of Junior Participating Preferred Share Purchase Right (included as an exhibit to Exhibit 4.3 above)
   4.5 Acceptance of Successor trustee to Appointment under Rights Agreement (incorporated by reference to Exhibit 4 to The FINOVA Group Inc.'s Current Report on Form 8-K, dated November 30, 1995)
   4.6 Amended and Restated Certificate of Incorporation of FINOVA Capital Corporation (incorporated by reference to Exhibit 3.A to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996)
   4.7    Bylaws of FINOVA  Capital  Corporation  (incorporated  by reference to
          Exhibit 3.B to FINOVA Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1996)
   4.8.A Indenture, dated as of May 15, 1999, between FINOVA Capital Corporation and The First National Bank of Chicago, as trustee.***
   4.8.B Indenture, dated as of May 15, 1999, between FINOVA Capital Corporation and Norwest Bank Minnesota, National Association, as trustee.***
   4.8.C Indenture, dated as of May 15, 1999, between FINOVA Capital Corporation and FMB Bank, as trustee.***
   4.9    Form of Convertible Debt Security**
   4.10   Form of Preferred Stock Certificate of Designations**
   4.11 Form of Fixed Rate Note (incorporated by reference to Exhibit 4.11 to the 1997 S-3)
   4.12 Form of Floating Rate Note (incorporated by reference to Exhibit 4.12 to the 1997 S-3)
   4.13   Form of deposit agreement**
   4.14   Form of Deposit Receipt**
   4.15   Form of Warrant**
   4.16   Form of Warrant Agreement**
   5.1 Opinion of Richard Lieberman, Esq. as to the legality of the securities to be issued***
   12.1   Statement of Computation of Ratios of The FINOVA Group Inc.***
   12.2   Statement of Computation of Ratios of FINOVA Capital Corporation***
   23.1   Consent of Deloitte & Touche LLP*
   23.2   Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)
   24.1   Power of Attorney***
   25.1 Form T-1 Statement of Eligibility of The First National Bank of Chicago.***
   25.2 Form T-1 Statement of Eligibility of Norwest Bank Minnesota, National Association.***
   25.3   Form  T-1  Statement  of  Eligibility  of  FMB Bank.***

----------
*    Filed herewith.
** To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement
***  Previously filed.